Exhibit 10.1

March 14, 2014

Craig A. Norris

Dear Craig:

Reference is made to that certain Amended and Restated Employment Agreement (the “Employment Agreement”), dated May 17, 2011, by and between The Providence Service Corporation, a Delaware corporation, with its corporate headquarters located at 64 East Broadway Blvd., Tucson, Arizona, 85701 (the “Company”), and you (“Employee”). Capitalized terms used but not defined herein have the meanings given to them in the Employment Agreement.

We are writing to confirm our agreement with you as follows:

1.

Effective immediately, Employee will no longer serve as Chief Executive Officer of Providence Human Services, a business unit of the Company (“PHS”), but Employee will continue his employment with the Company in accordance with the Employment Agreement.

2.

Employee hereby resigns from his position as Chief Executive Officer of PHS and agrees to resign in writing promptly from any other officer positions or as a director or other similar representative of the Company or its subsidiaries or affiliates as may be requested from time to time following the date hereof by officers of the Company.

3.

Employee’s Term under the Employment Agreement ends at the close of business on March 22, 2014. The parties acknowledge and agree that Employee’s resignation from his position as Chief Executive Officer of PHS and the expiration of the Term shall be deemed to be a termination of Employee’s employment with the Company under the circumstances set forth in Section 6(c) of the Employment Agreement and, accordingly, Employee shall be entitled to receive and the Company shall pay the Severance Payment, subject to the conditions set forth in Section 6(c) of the Employment Agreement, including executing and not revoking a General Release.

4.	The terms and conditions of Employee’s continued employment with the Company following the Term are specified in Exhibit A attached hereto.

5.

The Employment Agreement is hereby amended to provide that the non-competition and non-solicitation/non-piracy restrictive covenants contained in Sections 7(a) and 7(b) of the Employment Agreement shall be effective during Employee’s employment with the Company and for a period of eighteen (18) months following the cessation of such employment for any reason.

6.

Concurrently with the execution and delivery of this letter agreement, the Employee’s unvested restricted stock awards and unvested performance restricted stock units in the Company, which are identified on Exhibit B attached hereto (the “Equity Rights”), are hereby forfeited and Employee hereby releases any and all rights to such Equity Rights. For purposes of clarification, Employee does not forfeit and is entitled to retain the unvested options identified on Exhibit B attached hereto and such unvested options will continue to vest in accordance with their terms. In addition, Employee’s vested options will remain in full force and effect.

7.	Except as herein expressly provided, the Employment Agreement shall remain in full force and effect without change.

Please acknowledge your agreement with the foregoing by executing a copy of this letter agreement and returning it to the Company.

[Signature page follows]

Sincerely, The Providence Service Corporation By: /s/ Warren Rustand Name: Warren Rustand Title: Chief Executive Officer, The Providence Service Corporation

Acknowledged and agreed:

/s/ Craig A. Norris

Craig A. Norris

[Signature Page to Letter Agreement]

Exhibit A

Terms and Conditions of Employee’s Employment with the Company

1.	Employee’s employment with the Company is at-will.
2.	Title: Senior Advisor, Human Services
3.	Primary duties: General support of human services strategy and execution
4.	Reporting relationship: Employee shall report to the Chief Executive Officer of the Company
5.

In consideration of the services rendered by Employee to the Company, Employee is entitled to receive an annual base salary of Two Hundred Fifteen Thousand US Dollars ($215,000), payable in equal periodic installments in accordance with the Company’s regular payroll practices in effect from time to time.

6.	Employee is not entitled to participate in any bonus or equity plan of the Company, except as expressly set forth herein.
7.	Employee is subject to all rules, policies and procedures to which other employees of the Company are subject.

Exhibit B

Schedule of Unvested Options, Unvested Restricted Stock Awards and Unvested Performance Restricted Stock Units

Unvested Options:

Grant Date	Type	Exercise Price	Shares	Vesting Date	Expire/Cancel Date

3/14/2011	ISO	$ 14.72	4,001	3/14/2014	3/14/2021

Unvested Restricted Stock Awards:

Grant Date	Shares	Vesting Date

3/14/2011	4,001	3/14/2014
1/13/2012	4,764	1/13/2015
3/28/2013	1,791	3/28/2014
3/28/2013	1,792	3/28/2015
3/28/2013	1,791	3/28/2016

Unvested Performance Restricted Stock Units:

Grant Date	Shares	Vesting Date

1/13/2012	0 - 10,719*	12/31/2014
3/28/2013	0 - 21,495*	12/31/2015

*number of shares that vest is contingent on Providence performance thresholds